UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2008

GLOBAL DIVERSIFIED INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83231	95-4741485
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

1200 Airport Drive, Chowchilla, CA	93610
(Address of Principal Executive Offices)	(Zip Code)

Telephone:  559-665-5800
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01--  Entry into a Material Definitive Agreement

A. On June 26, 2008 Global Diversified Industries, Inc. (the  "Company") entered into a an Amended and Restated Securities Agreement with Babirak Carr, P.C., solely as administrative agent for Vicis Capital Master Fund ("Vicis"), and the holders of the Company's Series B Convertible Preferred Stock, pursuant to which the Company issued and sold (a) a series of its Series C Convertible Preferred Stock (the “Series C Preferred Stock”)having an aggregate original stated value of $1,750,000 (total of 1,750,000 shares of Series C Preferred Stock), (b) its Series 3 Common Stock Purchase Warrants exercisable, in the aggregate, for 35,000,000 shares of Common Stock (individually, a “Series 3 Warrant” and collectively, the “Series 3 Warrants”).  The total cash paid for the Series C Preferred Stock and Series 3 Warrants was $1,750,000.

The Series C Preferred Stock: a) has a stated amount of $1.00 per share; is convertible at the option of the holder at a price of $.07 per share at any time (total of 250,000,000 Series C Preferred Stock; c)  is subject to redemption in one lump sum payment (the “Redemption Amount”) on the date two years from the date of issuance, unless earlier converted; d) accrues dividends on any balance outstanding at an annual rate of twelve percent (12%) (dividends are due and payable quarterly in arrears in cash).  Payment of the Redemption Amount is guaranteed by the Registrant’s subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering the assets of the Registrant and its subsidiaries subject only to a lien by State Financial Corporation or other asset-backed lender in an amount not to exceed $2,000,000 .

The Series 3 Warrants have an exercise price of $.10 per share (total of 35,000,000 shares of Common Stock and have a term of 7 years from the date of issuance.

Under the terms of the Series C Preferred Stock and the Series 3 Warrants, Vicis may convert the Series C Preferred Stock and exercise the Series 3 Warrants,  provided that such Conversion and/or exercise do not result in Vicis beneficially owning more that 4.99% of our outstanding shares of Common Stock after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and/or exercise of the Series 3 Warrants. This limitation may be changed from 4.99% to 9.99% upon not less than 61 days notice to the Company by Vicis.

The Company paid $75,000 in expenses to Vicis, which included legal fees of Vicis.

Midtown Partners & Co. Inc. acted as Placement Agent for the Company and was paid: a) a 10% commission ($175,000);  a Series BD-4 Warrant to purchase 2,500,000 shares of Common Stock at an exercise price of $.07 per share exercisable for 5 years from the date of issuance; and c) a Series BD-5 Warrant to purchase 3,500,000 shares of Common Stock at an exercise price of $.10 per share exercisable for 7 years from the date of issuance.

The Series 3 Warrants, the Series BD-4 and Series BD-5 Warrants have "cashless exercise" provisions and certain anti-dilution rights.

The Company agreed to register the Common Stock underlying the Series C Preferred Stock, the Series 3 Warrants, the Series BD-4 Warrants and the Series BD-5 Warrants pursuant to a Registration Rights Agreement.

The issuance of the Series C Preferred Stock, the Series 3 Warrants, the Series BD-4 Warrants and the issuance of the Series BD-5 Warrants  were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933,

B. On July 29,,2008, the Company entered into a Guarantee Fee, Indemnification, and Security Agreement with Rebecca Manandic, and Joseph Salmeri, (individually, a  “Guarantor” and collectively, the “Guarantors”) pursuant to which in consideration for the continuing guarantee by the Guarantors of Surety Bonds issued to the Company, the Company: a) issued a "Blanket-Lien", in favor of the Guarantors, on all of the Company's and the Company's subsidiaries' assets, b) issued a Warrant to Rebecca Manandic (the "Manandic Warrant") to purchase 26,950,000 shares of Common Stock of the Company at an exercise price of $.10 per share, exercisable for the 7 year period from the date of issuance, and c)  issued a Warrant to Joseph Salmeri (the "Salmeri Warrant") to purchase 8,050,000 shares of Common Stock of the Company at an exercise price of $.10 per share, exercisable for the 7 year period from the date of issuance.

The issuance of the Manandic Warrants and the Salmeri Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933.

 The Manandic Warrants and the Salmeri Warrants have certain anti-dilution rights.

Item 3.02   Sale of Unregistered Securities

See Item 1.01 above.

Item 5.03 Amendment to Articles of Incorporation or Bylaws;

On June 24, 2008, the board of directors of the Company designated 2,750,000 shares of  authorized but unissued preferred stock to be designated as "Series C Convertible Preferred Stock" and filed a Statement of Designations with the State of Nevada establishing the terms, rights and preferences of the Series C Preferred Stock

The Series C Preferred Stock: a) has a stated amount of $1.00 per share; is convertible at the option of the holder at a price of $.07 per share at any time (total of 250,000,000 Series C Preferred Stock; c)  is subject to redemption in one lump sum payment (the “Redemption Amount”) on the date two years from the date of issuance, unless earlier converted; d) accrues dividends on any balance outstanding at an annual rate of twelve percent (12%) (dividends are due and payable quarterly in arrears in cash).  Payment of the Redemption Amount is guaranteed by the Registrant’s subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering the assets of the Registrant and its subsidiaries subject only to a lien by State Financial Corporation or other asset-backed lender in an amount not to exceed $2,000,000 .

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

*3.3	Certificate of Amendment to Articles of Incorporation, Certificate of Designation, Preferences, and Rights of Series C Convertible Preferred Stock, effective as of June 24, 2008

*10.8	Amended and Restated Security Agreement dated June 26, 2008, by and between Registrant and Babirak Carr, P.C., solely as administrative agent for Vicis Capital Master Fund.

*10.9	Securities Purchase Agreement dated June 26, 2008 by and between the registrant Philip O Hamilton and Vicis Capital Master Fund.

*10.10	Registration Rights Agreement dated June 26, 2008 between the Registrant and Vicis Capital Master Fund.

*10.11	Form of Series 3 Common Stock Purchase Warrant issued on June 26, 2008.

*10.12	Form of Series BD-4 Common Stock Purchase Warrant issued on June 26, 2008.

*10.13	Form of Series BD-5 Common Stock Purchase Warrant issued on June 26, 2008

*10.14	Guarantee Fee, Indemnification, and Security Agreement dated July 29, 2008 between Registrant, Lutrex Enterprises, Inc., Rebecca Manandic and Joseph Salmeri.

*10.15	Form of Warrant issued to Rebecca Manandic

*10.16	Form of Warrant issued to Joseph Salmeri.

* Filed herewith.

Global Diversified Industries, Inc.

Date: August 11, 2008	By:	/s/ Phillip Hamilton
Phillip Hamilton
CEO and Chairman